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                                OPEN MARKET, INC.

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 17, 2001

     The undersigned hereby appoints Harland K. LaVigne, Edward Durkin and Jonathan Wilk, and each of them acting singly, the attorneys in fact, agents and proxies of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of Common Stock, $0.001 par value, of Open Market, Inc. (the "Corporation") which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on Wednesday, October 17, 2001, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Special Meeting"), and at any postponements or adjournments of the Special Meeting. The undersigned hereby acknowledges receipt of the notice of the Special Meeting of Stockholders and the proxy statement/prospectus related to such meeting and revokes any proxy heretofore given with respect to such shares.

     WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
               CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

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    SEE REVERSE                                                                                      SEE REVERSE
        SIDE             (CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)             SIDE
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-------------- ----------------
      X        PLEASE MARK
               VOTES AS IN
               THIS EXAMPLE.
-------------- ----------------

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 1.

     1. On the proposal to adopt the Agreement and Plan of Merger, dated as of August 15, 2001, as amended, by and among divine, inc. ("divine"), DI1 Acquisition Company, a wholly owned subsidiary of divine, and the Corporation and approve the transactions contemplated thereby, including the merger of DI1 Acquisition Company with and into the Corporation pursuant to which the Corporation would become a wholly owned subsidiary of divine, all as described in the accompanying proxy statement/prospectus.

         /_/ FOR                /_/ AGAINST                  /_/ ABSTAIN

     In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.


                                 MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND
                                 NOTE AT LEFT. /_/


                                 Please date and sign this proxy exactly as your name(s) appear(s) on your stock certificate. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as attorney, executor, trustee, administrator or guardian should give their full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                 Date:
          -----------------------------           ---------------------------

Signature:                                 Date:
          -----------------------------           ---------------------------






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